Exhibit 10.19

EXCLUSIVE CALL OPTION AGREEMENT

EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (the “Agreement”) is entered into on August 31, 2020 by and among the following parties:

(1)	Shanghai Yiqi Zuoye Information Technology Co., Ltd. (“WFOE”), a wholly foreign owned enterprise incorporated subject to the laws of the People’s Republic of China (“PRC”);

(2)	Fuqiang Wang, a PRC citizen (PRC ID Card No.: [***]);

(3)	Dongwei Xiao, a PRC citizen (PRC ID Card No.: [***]);

(4)	Bolei Yao, a PRC citizen (PRC ID Card No.: [***]); and

(5)	Beijing Xiaofeng Online Technology Co., Ltd. (the “Company”), a limited liability company incorporated subject to the PRC laws.

(the entities of the above (2) ~ (4) hereinafter collectively referred to as the “Existing Shareholders”; and each of the above WFOE, the Existing shareholders and the Company hereinafter individually referred to as a “Party”, and collectively the “Parties”.)

RECITALS

(A)	WHEREAS, the Existing Shareholders hold 100% equity of the Company.

(B)

WHEREAS, the Parties, after their amicable negotiations, wish to enter into this Agreement regarding the purchase by the WFOE or a third entity nominated by the WFOE of certain equity of the Company held by the Existing Shareholders.

AND THEREFORE, the terms and conditions are made below by the Parties:

AGREEMENT

1.	Target Equity

1.1

The Existing Shareholders agree, and hereby grant irrevocably and without any additional conditions, the WFOE an option to require, under any of the following circumstances, the Existing Shareholders to transfer to the WFOE or a third entity nominated by the WFOE (the “Nominated Entity”) part or all (subject to the WFOE’s specific requirements) of the equity of the Company held by the Existing Shareholders (the “Target Equity”) (the “Equity Purchase Option”):

1.1.1	the WFOE and/or the Nominated Entity is permitted to lawfully own all or part of the Target Equity subject to PRC laws and administrative regulations.

1.1.2	Subject to permission by PRC laws and regulations, any other circumstances as the WFOE deems, at its sole discretion, to be appropriate or necessary.

1.2	The Company hereby agrees the Existing Shareholders to grant to the WFOE the Equity Purchase Option.

1.3

The WFOE shall have the right to exercise at any time all or part of its Equity Purchase Option to obtain all or part of the Target Equity, without any limitation on how many times the option will be exercised.

EXCLUSIVE CALL OPTION AGREEMENT

1.4

The WFOE shall have the right to nominate any third entity to obtain part or all of the Target Equity, which shall not be refused by the Existing Shareholders who shall transfer to the Nominated Entity part or all of the Target Equity as required by the WFOE.

1.5

Prior to transfer of the Target Equity to the WFOE or the Nominated Entity subject to this Agreement, and without the WFOE’s prior written consent, the Existing Shareholders shall not transfer the Target Equity, or pledge, hypothecate or otherwise encumber any of the Target Equity except as set forth in the Equity Interest Pledge Agreement (defined in Section 3.5) separately entered into by and among the Parties.

2.	Target Assets

2.1

The Company hereby agrees, and hereby grants irrevocably and without any additional conditions, the WFOE an option to require, under any of the following circumstances, the Company to transfer to the WFOE or the Nominated Entity part or all (subject to the WFOE’s specific requirements) of the equity of the Company held by the Company (the “Target Assets”) (the “Assets Purchase Option”):

2.1.1	the WFOE and/or the Nominated Entity is permitted to lawfully own all or part of the Target Assets subject to PRC laws and administrative regulations.

2.1.2	Subject to permission by PRC laws and regulations, any other circumstances as the WFOE deems, at its sole discretion, to be appropriate or necessary.

2.2	The Existing Shareholders hereby agrees the Company to grant to the WFOE the Assets Purchase Option.

2.3

The WFOE shall have the right to exercise at any time all or part of its Assets Purchase Option to obtain all or part of the Target Assets, without any limitation on how many times the option will be exercised.

2.4

The WFOE shall have the right to nominate any third entity to obtain part or all of the Target Assets, which shall not be refused by the Company or Existing Shareholders who shall transfer to the Nominated Entity part or all of the Target Assets as required by the WFOE.

2.5

Prior to transfer of the Target Assets to the WFOE or the Nominated Entity subject to this Agreement, and without the WFOE’s prior written consent, neither the Company nor the Existing Shareholders shall transfer the Target Assets, or pledge, hypothecate or otherwise encumber any of the Target Assets.

3.	Procedures for Exercise of the Equity Purchase Option

3.1

In case the WFOE decides to exercise the Equity Purchase Option pursuant to Section 1.1 above, the WFOE shall send to the Company and the Existing Shareholders a written notice which shall state the proportion of the Target Equity to be transferred and the identity of the proposed transferee (the “Equity Purchase Notice”).

3.2

The Company and the Existing Shareholders shall, within thirty (30) days as of the date of the Equity Purchase Notice and for the purpose of handling the registration of the said equity transfer, provide all necessary materials and documents and take all necessary action and measures, including but not limited to, convening the shareholders’ meetings or BOD meetings to pass such equity transfer and obtaining the written documents that the other shareholders agree to waive any preemptive right regarding equity transfer.

EXCLUSIVE CALL OPTION AGREEMENT

3.3	Except the notice set forth in Section 3.1 above, no other prerequisite or incidental conditions or procedures will be required regarding the exercise by the WFOE of the Equity Purchase Option.

3.4

The Company and the Existing Shareholders shall, as per this Agreement and the Equity Purchase Notice, carry out each of the transfer of the Target Equity, and cooperate to execute, and procure the then-currently other shareholders of the Company and the WFOE and/or each of the Nominated Entities (as the case may be) to execute, the Equity Transfer Agreement with the format attached as Annex 1 hereto. However, in case there are different provisions for the contents or format of the equity transfer agreement under PRC laws, the provisions of the PRC laws shall prevail.

3.5

In case the WFOE decides to exercise the Equity Purchase Option pursuant to the provisions of Section 1.1 above, the corresponding parties shall execute all necessary contracts, agreements and documents, obtain all necessary governmental licenses and permits, and take all necessary action, transfer the effective ownership of the Target Equity to the WFOE and/or the Nominated Entity without any limitation from encumbrance, and shall procure the WFOE and/or the Nominated Entity to be the registered owner of the Target Equity. The encumbrance under this Section and this Agreement shall include security, pledge, third party rights or interests, stock options, purchase options, preemptive rights, set-off rights, title liens or other security arrangements, but shall exclude any encumbrance created by this Agreement, the Equity Interest Pledge Agreement entered into by and among the Parties on August 31, 2020 (the “Equity Interest Pledge Agreement”), the Exclusive Management Services and Business Cooperation Agreement entered into by and among the WFOE, the Company and other related parties on August 31, 2020 or the Proxy Agreement and Power of Attorney entered into by and among the Parties on August 31, 2020 (the “Proxy Agreement and Power of Attorney”).

4.	Procedures for Exercise of the Assets Purchase Option

4.1

In case the WFOE decides to exercise the Assets Purchase Option pursuant to Section 2.1 above, the WFOE shall send to the Company a written notice which shall state the information of the Target Assets to be transferred and the identity of the proposed transferee (the “Assets Purchase Notice”).

4.2

The Company and the Existing Shareholders shall, within thirty (30) days as of the date of the Assets Purchase Notice and for the purpose of handling the said Assets transfer and their transfer registration (if applicable), provide all necessary materials and documents and take all necessary action and measures, including but not limited to, convening the shareholders’ meetings or BOD meetings to pass such Assets transfer.

4.3	Except the notice set forth in Section 4.1 above, no other prerequisite or incidental conditions or procedures will be required regarding the exercise by the WFOE of the Assets Purchase Option.

4.4

The Company and the Existing Shareholders shall, as per this Agreement and the Assets Purchase Notice, carry out each of the transfer of the Target Assets, and cooperate to execute, and procure the Company and the WFOE and/or each of the Nominated Entities (as the case may be) to execute, the Assets Transfer Agreement with the format attached as Annex 2 hereto. However, in case there are different provisions for the contents or format of the Assets transfer agreement under PRC laws, the provisions of the PRC laws shall prevail.

4.5

The corresponding parties shall execute all necessary contracts, agreements and documents, obtain all necessary governmental licenses and permits, and take all necessary action, transfer the effective ownership of the Target Assets to the WFOE and/or the Nominated Entity without any limitation from encumbrance, and shall procure the WFOE and/or the Nominated Entity to be the registered owner of the Target Assets.

EXCLUSIVE CALL OPTION AGREEMENT

5.	Transfer Price

5.1

The aggregate transfer price of the Target Equity and/or the Target Assets shall be CNY one (1.00); or in case there is any compulsory provisions for the transfer price under the PRC laws or administrative regulations upon transfer of the said Target Equity and/or the Target Assets, the transfer price shall be the lowest price permitted by the then currently PRC laws or administrative regulations (the “Transfer Price”). In case the Target Equity and/or the Target Assets are transferred in batches, the amount of the corresponding transfer price shall be determined as per the proportion of the transferred Target Equity and/or the Target Assets.

5.2

In case the Target Equity and/or the Target Assets fail to be transferred as per the price of CNY one (1.00), the Existing Shareholders and/or the Company agree that upon exercise by the WFOE and/or the Nominated Entity of the Equity Purchase Option or the Assets Purchase Option, all of the exercise price obtained by the Existing Shareholders and/or the Company in connection therewith shall be, as required by the WFOE, gifted to the WFOE and/or the Nominated Entity timely and in full.

5.3	Any and all taxes, costs and charges arising out of performance of the transfer of the Target Equity and/or the Target Assets (including any price gift) shall be borne by the Company.

6.	Undertakings

6.1	The Company’s and the Existing Shareholders’ Undertakings

The Existing Shareholders and the Company hereby individually and jointly undertake as below:

6.1.1

Without the WFOE’s prior written consent, it will not amend, modify or supplement in any form the Company’s memorandum of association or articles of association, increase or decrease the Company’s registered capital, change the structure of the Company’s registered capital through any other method, or take any action to divide or dissolve the company or change the Company’s form.

6.1.2

It shall prudently and effectively operate the Company’s business and handle the Company’s matters, obtain and maintain all governmental licenses and permits necessitated for the Company to carry out business, and shall maintain the existence of the Company as per good financial and commercial standards and practices.

6.1.3

Without the WFOE’s prior written consent, it will neither, through any method after the execution of this Agreement, sell, transfer, pledge, hypothecate or otherwise dispose any of the Company’s assets (except for the assets disposal incurred during the routine operations) or any statutory or beneficial interests in the Company’s business or revenue, nor permit creation of any encumbrance related thereto.

6.1.4	Without the WFOE’s prior written consent, it will not incur, inherit, secure or assume any debt excluding the debt incurred during the normal business operations.

6.1.5

It shall, during the normal operations of all of the Company’s business, always maintain the Company’s asset value, and shall not commit or omit to take any action that may adversely affect the Company’s business conditions or asset value.

EXCLUSIVE CALL OPTION AGREEMENT

6.1.6

Without the WFOE’s prior written consent, it will not terminate any material agreement to which the Company is a party or procure the Company to sign any material contract except as signed during the normal business operations.

6.1.7	Without the WFOE’s prior written consent, it will not change the Company’s main business or business operation scope.

6.1.8	Without the WFOE’s prior written consent, it will not procure the Company to provide any loan or credit to any person or business except as provided during the normal business operations.

6.1.9	It shall, upon the WFOE’s request, provide the materials related to the Company’s business operations and financial conditions.

6.1.10

It shall, upon the WFOE’s request, effect and maintain the insurance for the Company’s assets and business from an insurer to the WFOE’s satisfaction, with the insurance amount and coverage to be consistent with the amount and coverage as effected by the Company.

6.1.11

Without the WFOE’s prior written consent, it will not procure or permit the Company to be merged into or consolidated with any person or business or carry out acquisition or investment toward any person or business.

6.1.12	It shall promptly notify the WFOE in the event there occurs or may occur any proceedings, arbitrations or administrative procedures with respect to the Company’s assets, business or revenue.

6.1.13

For the purpose of maintaining the Company’s ownership of all of its assets, it shall execute all necessary or appropriate documents and take all necessary or appropriate action, file all necessary or appropriate complaints, or raise necessary and appropriate defense against all claims.

6.1.14

Without the WFOE’s prior written consent, it shall procure that the Company will not, through any method, distribute to the Existing Shareholders any dividends, interests, bonuses, assets or any distributable interests; or in case the Existing Shareholders receive any dividends, interests, bonuses, assets or any distributable interests in any form, the Existing Shareholders shall, to the extent permitted by the PRC laws, waive collection of such dividends, interests, bonuses, assets or any distributable interests and shall promptly delivery gratuitously and in full to the WFOE and/or the Nominated Entity all of such dividends, interests, bonuses, assets or any distributable interests.

6.1.15	It shall, upon the WFOE’s request, appoint any persons nominated by the WFOE to serve as the Company’s director(s) or executive director, supervisor(s) and/or senior executive(s).

6.1.16

Unless compulsorily required by PRC laws, without the WFOE’s written consent, the Company shall not dissolve or liquidate; or in case the Company suffers liquidation or dissolution during the effective term of this Agreement, to the extent permitted by the PRC laws, the Existing Shareholders and the Company will appoint the persons recommended by the WFOE to compose the liquidation group and administrate the Company’s property; and the Existing Shareholders confirm that upon occurrence of liquidation or dissolution to the Company, notwithstanding the enforcement of the foregoing provisions of this paragraph, they agree to delivery gratuitously to the WFOE and/or the Nominated Entity all of the remaining property obtained through liquidation subject to the PRC laws and regulations, under which circumstance the Existing Shareholders shall not allege any claims with respect to the income distribution of the remaining property (except as alleged per the WFOE’s instructions).

EXCLUSIVE CALL OPTION AGREEMENT

6.1.17

To the extent the applicable PRC laws and regulations permit, the Existing shareholders and the Company shall, based on the WFOE’s approved operation term, then correspondingly extend the Company’s operation period, to be equal to the WFOE’s operation term, or as per the WFOE’s request, set or adjust the WFOE’s operation term subject to the requirements under the PRC laws.

6.2	Undertakings Related to the Company’s Equity

The Existing Shareholders hereby undertake as below:

6.2.1

Without the WFOE’s prior written consent, the Existing Shareholders will neither, through any method, sell, transfer, pledge, hypothecate or otherwise dispose or any statutory or beneficial interests in the Target Equity, nor permit creation of any other encumbrance thereupon except for the pledge against the Target Equity per the Equity Interest Pledge Agreement.

6.2.2

Without the WFOE’s prior written consent, the Existing Shareholders shall procure the Company’s currently existing shareholders’ meetings and/or BOD meetings and/or the executive director not to approve any sales, transfer, pledge, hypothecation or otherwise disposition of any statutory or beneficial interests in the Target Equity or any creation of any encumbrance thereupon except for the pledge against the Target Equity per the Equity Interest Pledge Agreement.

6.2.3

Without the WFOE’s prior written consent, the Existing Shareholders shall procure the Company’s currently existing shareholders’ meetings and/or BOD meetings and/or the executive director not to approve the Company’s merger into or consolidation with any person or carrying out of acquisition or investment toward any person.

6.2.4	The Existing Shareholders shall promptly notify the WFOE in the event there occurs or may occur any proceedings, arbitrations or administrative procedures with respect to the Target Equity.

6.2.5	The Existing Shareholders shall, upon the WFOE’s request, procure timely and unconditionally the approval and completion of the transfer of the Target Equity per the provisions of this Agreement.

6.2.6

For the purpose of maintaining the Existing Shareholders’ ownership of the Company, the Existing Shareholders shall execute all necessary or appropriate documents and take all necessary or appropriate action, file all necessary or appropriate complaints, or raise necessary and appropriate defense against all claims.

6.2.7

The Existing Shareholders shall, upon the WFOE’s request, appoint any persons nominated by the WFOE to serve as the Company’s director(s) or executive director, supervisor(s) and/or senior executive(s).

6.2.8

The Existing Shareholders shall strictly comply with the provisions of this Agreement and other contracts jointly or individually signed by and among the Existing Shareholders, the WFOE and/or the Company, perform the obligations thereunder, and shall not commit or omit to take any action that may adversely affect the validity or enforceability of the said agreement and contracts. In case the Existing Shareholders has any rights to any equity under this Agreement, the Equity Interest Pledge Agreement or the Proxy Agreement and Power of Attorney, the Existing Shareholders shall not exercise such rights except they act per the WFOE’s written instructions.

EXCLUSIVE CALL OPTION AGREEMENT

7.	Representations and Warranties

The Existing Shareholders and the Company hereby severally and jointly represent and warrant to the WFOE that as of the signing date of this Agreement, each transfer date of the Target Equity and each transfer date of the Target Assets:

7.1

It has the power and authority to sign this Agreement and the equity transfer agreements and/or assets transfer agreements related to the transfer of the Target Equity and/or the Target Assets, and has the capability of performing the obligations under this Agreement and any of such equity transfer agreements and/or assets transfer agreements.

7.2

It has passed all necessary internal procedures for execution, delivery and performance of this Agreement and has obtained all necessary internal and external authorizations and approvals. This Agreement and each of the equity transfer agreements and/or assets transfer agreements to which it is a party, upon being signed, shall or will constitute lawful, valid and binding obligations and may be enforced pursuant to its terms.

7.3

Its execution or delivery of this Agreement or any of the equity transfer agreements and/or assets transfer agreements or performance of its obligations hereunder and thereunder will not : (i) result in breach of any applicable PRC laws, (ii) be in conflict with the Company’s memorandum of association or articles of association or other organizational documents, (iii) result in breach of, or constitute a default under, any contracts or documents it enters into or which have binding force upon it, (iv) result in breach of any conditions for issuance and/or continuous validity of any licenses or permits which have been issued to it, or (v) result in cancellation of, confiscation of, or imposition of additional conditions for, any licenses or permits that have been issued to it.

7.4

The Existing Shareholders have valid and sellable ownership of the Target Equity. The Existing Shareholders have not encumber any of the Target Equity except as set forth in the Equity Interest Pledge Agreement.

7.5

The Company has valid and sellable ownership of all of its assets, and has not encumber any of such assets except for any encumbrance that has been disclosed to the WFOE and agreed by the WFOE in writing.

7.6	The Company has no outstanding debts excluding (i) the debts incurred during the normal business operations; and (ii) the debts that have been disclosed to the WFOE and agreed by the WFOE in writing.

7.7	There are currently no pending or threatening proceedings, arbitrations or administrative procedures with respect to the Target Equity or the Target Assets or with respect to the Company.

7.8	The Company has complied with all PRC laws and regulations with respect to assets acquisition.

8.	Tax and Expenses

The Company shall bear all transfer and registration tax, costs and expenses during the drafting and execution of this Agreement and the equity transfer agreements and/or the assets transfer agreements and completion of the transactions contemplated under this Agreement and the equity transfer agreements and/or the assets transfer agreements.

EXCLUSIVE CALL OPTION AGREEMENT

9.	Breach of Contract Liability

9.1

In the event that any party fails to perform any of its obligations hereunder or that any of its representations or warranties hereunder is essentially inaccurate or incorrect, such party shall be in default of this Agreement and shall compensate all losses suffered by the other parties.

9.2	This Section shall be legally binding whether or not this Agreement is amended, cancelled or terminated.

10.	Confidentiality

The Parties hereby acknowledge that any and all oral or written communications regarding this Agreement shall be confidential information. Each Party shall keep confidential all of the aforesaid information, and without written consent from the other Parties, shall not disclose to any third party any related information except the information that: (a) has entered or will enter the public domain for any reason except as being publicly disclosed by the receiving party, (b) is disclosed subject to the applicable laws or regulations or stock exchange requirements, or (c) that has to be disclosed by any Party to its legal counsels or financial consultants with respect to the transactions contemplated hereunder who must be bound by the obligations of confidentiality similar to those under this paragraph. In case any employee or agency employed by any Party discloses any confidential information, it shall be deemed that such Party discloses such confidential information and shall bear the breach of contract liability accordingly. The provisions under this paragraph shall survive the termination of this Agreement for any reason.

11.	Transfer and Succession

11.1	Without the WFOE’s prior written consent, neither the Company nor the Existing Shareholders may transfer any of its or their rights or obligations hereunder to any third party.

11.2

Both the Company and the Existing Shareholders hereby agree that the WFOE may at its sole discretion transfer any of its rights or obligations hereunder only after issuing a written notice to the Company and the Existing Shareholders regarding its transfer of its rights or obligations hereunder without obtaining consent from the other Parties regarding the transfer thereof.

11.3

The rights and obligations hereunder shall be legally binding upon each Party’s assignees and successors whether or not the transfer of such rights or obligations is caused by acquisition, reorganization, succession, transfer, assignment or any other reason.

11.4

In the event that any of the Existing Shareholders discontinues to own any equity of the Company, it shall be automatically deemed that such Existing Shareholder shall discontinue to be a party to this Agreement. In the event that any third party becomes a shareholder to this Company, the Company and all then currently existing shareholders shall try their best efforts to procure such third party to execute appropriate legal documents to become one of the Existing Shareholders hereunder as soon as possible.

12.	Entire Agreement and Amendment

12.1

This Agreement and all agreements and/or documents expressly mentioned or incorporated herein shall constitute the entire agreement regarding the subject matters herein, and shall supersede all oral agreements, contracts, understandings and communications previously entered into by and among the Parties regarding the subject matters herein.

EXCLUSIVE CALL OPTION AGREEMENT

12.2	Without the WFOE’s prior written consent, neither the Company nor the Existing Shareholders may amend, modify or withdraw this Agreement.

12.3	The annexes hereto shall form part of this Agreement and shall be of equal legal force with the other parts of this Agreement.

13.	Governing Law and Dispute Settlement

13.1	The execution, validity, interpretation, performance, amendment and termination of this Agreement and the settlement of any dispute hereunder shall be governed by PRC laws.

13.2

Any disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission to be arbitrated in accordance with its arbitration rules effective upon application for arbitration. The arbitration award shall be final and binding upon all Parties. The place of arbitration shall be Beijing. Except for the portions submitted for arbitration, the other portions of this Agreement shall continue to be valid. The validity of this Section shall not be affected whether this Agreement is amended, cancelled or terminated.

14.	Effective Date and Term

14.1	This Agreement shall be executed and enter into force on the date first written above, and the Parties agree and confirm that the force of this Agreement shall be retroactive to March 28, 2019.

14.2

Unless terminated pursuant to the provisions of this Agreement, this Agreement shall be effective for ten (10) years and shall be automatically renewed for additional ten (10) years upon expiry without being limited in renewal times.

15.	Termination

Neither the Company nor the Existing Shareholders may terminate this Agreement. Notwithstanding the foregoing provisions, the WFOE shall have the right to terminate this Agreement at its sole discretion by notifying the Company and the Existing Shareholders in writing ten (10) days in advance from time to time.

16.	Notice

16.1

Any notices or other communications hereunder issued by any Party shall be made in English or Chinese and may be sent by personal delivery, registered mail with prepaid postage or recognized express mail service or by facsimile to the recipient addresses specified by the relevant Parties from time to time. It shall be deemed that the notice has been actually delivered (a) if by personal delivery, on the date of personal delivery, (b) if by mail, on the tenth day after the registered air mail with prepaid postage is posted (subject to the postmark date), or on the fourth day after delivered to the express mail service, or (c) if by facsimile, at the receiving time indicated on the transmission confirmation slip of the corresponding documents.

16.2	The addresses of the Parties are listed below for the purpose of notification:

To the WFOE:

Address: [***]

EXCLUSIVE CALL OPTION AGREEMENT

A Recipient: Chang Liu

Telephone: [***]

To the Existing Shareholders:

Address: [***]

Recipient: Fuqiang Wang

Telephone: [***]

To the Company:

Address: [***]

Recipient: Fuqiang Wang

Telephone: [***]

16.3	Any Party may send a notice to the other Parties pursuant to this Section to change its recipient address of notification from time to time.

17.	Severability

In case any provision hereunder is deemed to be invalid or unenforceable due to inconsistency with any applicable laws, such provision shall be invalid or unenforceable to the extent such law is applicable, and the validity, legality or enforceability of the other provisions hereunder shall not be affected. The Parties shall, through good faith negotiations, try to replace such invalid, illegal or unenforceable provisions with an effective provision that is legally permitted and satisfies the Parties’ expectation to greatest extent, and the economic results caused by such effective provisions shall be similar to the economic results caused by such invalid, illegal or unenforceable provision as far as possible.

18.	Waiver

Any Party may waive the terms or conditions of this Agreement provided that such waiver is made in writing and has been signed by the Parties. The waiver by any Party regarding the other Parties’ default under certain circumstance shall not be deemed to be a waiver of similar defaults under other circumstances.

19.	Counterparts

This Agreement is made by the Parties in four (4) originals of equal legal force, one (1) for each Party. This Agreement may be signed through one or more counterparts.

20.	Miscellaneous

In case the U.S. Securities and Exchange Commission or other regulatory agencies propose any amendment comments toward this Agreement, or in case there is any change to the listing rules or related requirements of the U.S. Securities and Exchange Commission related to this Agreement, the Parties shall amend this Agreement accordingly.

[The following is the signature page(s)]

EXCLUSIVE CALL OPTION AGREEMENT

In witness thereof, the Parties cause this Agreement to be signed on the date first written above.

Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Seal: (Public Seal)

/s/ Shanghai Yiqi Zuoye Information Technology Co., Ltd.

By:	/s/ Chang Liu

Authorized Representative: Chang Liu

Beijing Xiaofeng Online Technology Co., Ltd.

Seal: (Public Seal)

/s/ Beijing Xiaofeng Online Technology Co., Ltd.

By:	/s/ Fuqiang Wang

Authorized Representative: Fuqiang Wang

Fuqiang Wang

By:	/s/ Fuqiang Wang

Dongwei Xiao

By:	/s/ Dongwei Xiao

Bolei Yao

By:	/s/ Bolei Yao

EXCLUSIVE CALL OPTION AGREEMENT

Annex 1

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is entered into by and between at Beijing, PRC:

Transferor: [    ]

And

Transferee: [    ]

The parties agree as below regarding the equity transfer:

1.

The Transferor agrees to transfer to the Transferee, and the Transferee agrees to accept, all of the equity of Beijing Xiaofeng Online Technology Co., Ltd. (the “Company”) the Transferor holds (the corresponding registered capital of CNY              0,000.00, making up          % of the Company’s total registered capital).

2.

After completion of the said equity transfer, the Transferor shall discontinue to have or assume corresponding shareholder’s rights or obligations regarding the transferred equity. The Transferee shall have and assume corresponding shareholder’s rights or obligations of the Company.

3.	The parties may enter into a supplementary agreement regarding any unmentioned matters herein.

4.	This Agreement shall enter into force as of the date of being signed by the parties.

5.	This Agreement is made in four (4) copies, one (1) for each party and the remaining for handling industrial and commercial registration of change.

EXCLUSIVE CALL OPTION AGREEMENT

Transferor:

[    ]

By:

Date:

Transferee:

[    ]

By:

Date:

EXCLUSIVE CALL OPTION AGREEMENT

Annex 2

Assets Transfer Agreement

This Assets Transfer Agreement (the “Agreement”) is entered into by and between at Beijing, PRC:

Transferor: Beijing Xiaofeng Online Technology Co., Ltd.

And

Transferee: [    ]

The parties agree as below regarding the assets transfer:

1.	The Transferor agrees to transfer to the Transferee, and the Transferee agrees to accept, the assets the Transferor holds and listed in the Assets List attached hereto.

2.

After completion of the said assets transfer, the Transferor shall discontinue to have or assume corresponding rights or obligations regarding the transferred assets. The Transferor shall have or assume corresponding rights or obligations regarding such assets.

3.	The parties may enter into a supplementary agreement regarding any unmentioned matters herein.

4.	This Agreement shall enter into force as of the date of being signed by the parties.

5.	This Agreement is made in four (4) copies, one (1) for each party and the remaining for handling industrial and commercial registration of change.

EXCLUSIVE CALL OPTION AGREEMENT

Transferor:

Beijing Xiaofeng Online Technology Co., Ltd.

[Seal]

By:

Date:

Transferee:

[    ]

By:

Date:

Annex: Assets List